Exhibit 19.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------------------------------------	x
In re	:
	:	Chapter 11 Case Nos.
:
RHYTHMS NETCONNECTIONS INC., et al.,	:	01-14283 (BRL) through
	:	01-14287 (BRL)
:
Debtors.	:	(Jointly Administered)
:
-------------------------------------------------------------------------------	x

Quarterly Operating Statements For
The Period January 1, 2003 to September 30, 2003

Debtors
Rhythms NetConnections Inc.
Rhythms Links Inc.
Rhythms Links Inc. – Virginia
Rhythms Leasing Inc.
RCanada, Inc.

Debtors’ Address
9100 E. Mineral Circle
Englewood, CO 80112
Total Disbursements: $8,994
Debtors’ Attorneys
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Operating Profit (Loss): $2,475

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information, contained therein is complete, accurate and truthful to the best of my knowledge.

Date: October 28, 2002	By	/s/ Brian Farley
Brian Farley
CEO
Indicate if this is an amended statement by checking here
Amended Statement

Rhythms NetConnections Inc.

Consolidated Balance Sheets

(In Thousands)

	31-Dec 2002	31-Mar 2003	30-Jun 2003	30-Sep 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,062	$4,968	$6,848	$6,763
Short-term investments	—	—	—	—
Restricted cash	3,834	159	—	—
Accounts receivables, net	—	—	—	—
Loans, interest, and other receivables, net	(58)	(22)	(22)	(22)
Inventory	—	—	—	—
Prepaid expenses and other current assets	75	75	75	75
Total current assets	12,913	5,180	6,901	6,816

Furniture, fixtures and equipment, net	—	—	—	—
Collocation fees, net	—	—	—	—
Investments	—	—	—	—
Other assets	2	3	3	3

TOTAL ASSETS	$12,915	$5,183	$6,904	$6,819

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$—	$—	$—
Accounts payable - Trade
Prepetition Liabilities	37,935	38,102	38,153	38,156
Post Petition Liabilities
Interest payable	—	—	—	—
Accrued expenses	418	201	57	29
Other current liabilities	—	9	9	9
Senior notes payable	737,624	729,211	729,211	729,211
Total current liabilities	775,977	767,523	767,430	767,405

Long-term Deferred Installation Revenues	—	—	—	—
Total liabilities	775,977	767,523	767,430	767,405

Mandatorily redeemable common stock warrants
Mandatorily redeemable preferred stock	513,950	513,950	513,950	513,950
	1,289,927	1,281,473	1,281,380	1,281,355
Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized; 79,750,254 as of 2001 and 2002	80	80	80	80
Treasury stock, 156,768 as of 2001 and 2002	(472)	(472)	(472)	(472)
Additional paid-in capital	322,452	322,453	322,453	322,453
Warrants and Deferred Compensation	87,157	87,157	87,157	87,157

Accumulated deficit, prior year	(1,663,770)	(1,686,229)	(1,686,229)	(1,686,229)
Accumulated defict, current year	(22,459)	721	2,535	2,475
Accumulated comprehensive income	—	—	—	—
Total stockholders’ deficit	(1,277,012)	(1,276,290)	(1,274,476)	(1,274,536)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,915	$5,183	$6,904	$6,819

Rhythms NetConnections

Schedule of Quarterly Bankruptcy Distributions

Fiscal Year 2003

In Thousands

Bankruptcy Distributions	1Q2003	2Q2003	3Q2003	4Q2003	Total

Note holders	$8,412,969	$—	—		$8,412,969

Other	$545,978	$—	35,000		$580,978

Total	$8,958,947	$—	$35,000	$—	$8,993,947

	Year to date 31-Dec	Quarter Ended 31-Mar	Quarter Ended 30-Jun	Quarter Ended 30-Sep	Year-to-date 30-Sep
	2002	2003	2003	2003	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (Loss) Gain	$(22,464)	$721	$1,814	$(60)	$2,475
Adjustments to reconcile net loss to net cash used for operating activities:
Loss on Liquidation of Assets	551	—	—	—	—
Asset impairment and valuation	—	—	—	—	—
Net change in working capital:
(Increase) Decrease in accounts, loans, interest, and other receivables, net	5,099	(36)	—	—	(36)
Decrease in prepaid expenses and other current assets	3,673	53	—	—	53
(Increase) Decrease in trust assets	2,627	—	—	—	—
Increase (Decrease) in accounts payable	17,371	167	51	3	221
(Decrease) in accrued expenses and other current liabilities	(29,563)	(208)	(144)	(28)	(380)
Net cash provided by (used) for operating activities	(22,706)	697	1,721	(85)	2,333
Cash Flows from Investing Activities:
Purchases (maturities) of government securities and ST Investments	159,602	3,648	159	—	3,807
Proceeds from Liquidation of Assets	9,919	(26)	—	—	(26)
Net cash provided by (used for) investing activities	169,521	3,622	159	—	3,781
Cash Flows from Financing Activities:
Repayment per Plan of Reorganization	(143,024)	(8,413)	—	—	(8,413)
Net cash provided by (used for) financing activities	(143,024)	(8,413)	—	—	(8,413)
Net increase in cash and cash equivalents	3,791	(4,094)	1,880	(85)	(2,299)
Cash and cash equivalents at beginning of period	5,266	9,057	4,963	6,843	9,057
Cash and cash equivalents at end of period	$9,057	$4,963	$6,843	$6,758	6,758
Supplemental schedule of cash flow information:
Cash paid for interest	$—	$—	$—	$—	—

Rhythms NetConnections Inc.

Consolidated Statement of Operations

(In Thousands)

	Year-to-Date 31-Dec	Quarter-to-Date 31-Mar	Quarter-to-Date 30-Jun	Quarter-to-Date 30-Sep	Year-to-Date 30-Sep
	2002	2003	2003	2003	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Service and Installation Revenues	$—	$—	$—	$—	$—
Sales Returns and Allowances
Service and installation, net	$—	$—	$—	$—	$—

Cost of Services:
Network and service costs	$(31)	$—	$—	$—	$—

Operating Expenses:
General and administrative	$7,534	$263	$414	$571	$1,248

Total Cost of Operations	$7,503	$263	$414	$571	$1,248

Loss from operations	$(7,503)	$(263)	$(414)	$(571)	$(1,248)

Interest income	$1,345	$14	$5	$4	$23
Interest expense (including amortized debt discount and issue costs)	$154	$—	$—	$—	$—

Gains (Loss) on Liquidation of Assets	$2,482	$52	$2,276	$542	$2,870
Gains (Loss) on Settlement of Bankruptcy Claims	$(18,937)	$918	$(53)	$(35)	$830
Other income	$—	$—	$—	$—	$—
Total other income (expense)	$(14,956)	$984	$2,228	$511	$3,723

Net Income (Loss)	$(22,459)	$721	$1,814	$(60)	$2,475

Rhythms NetConnections Inc.

Gross Wages Paid

1Q2003

Pay Period	Amount

Pay- period ending 1/10/03	$29,087
Pay- period ending 1/24/03	543,463

Total January, 2003	$572,550

Pay- period ending 2/7/03	$12,299
Pay- period ending 2/21/03	19,907

Total February, 2003	$32,206

Pay- period ending 3/7/03	$9,372
Pay- period ending 3/21/03	16,981

Total March, 2003	$26,353

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc.  No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Gross Wages Paid

2Q2003

Pay Period	Amount

Pay- period ending 4/4/03	$9,372
Pay- period ending 4/18/03	16,981

Total April, 2003	$26,353

Pay- period ending 5/2/03	$9,372
Pay- period ending 5/16/03	16,981
Pay- period ending 5/30/03	9,372

Total May, 2003	$35,725

Pay- period ending 6/13/03	$9,372
Pay- period ending 6/27/03	16,981

Total June, 2003	$26,353

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc.  No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Gross Wages Paid

3Q2003

Pay Period	Amount

Pay- period ending 7/11/03	$9,372
Pay- period ending 7/25/03	16,981

Total July, 2003	$26,353

Pay- period ending 8/8/03	$9,372
Pay- period ending 8/22/03	16,981

Total August, 2003	$26,353

Pay- period ending 9/5/03	$9,372
Pay- period ending 9/19/03	16,981

Total September, 2003	$26,353

All wage obligations are paid by the Debtor, Rhythms NetConnections Inc.  No wages are paid by Rhythms Links, Rhythms Links VA, Rhythms Leasing or Rhythms Canada.

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

1Q03

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid

FIT WITHHELD	6,553		6,553	January 10, 2003
MEDICARE WITHHELD	411		411
OASDI WITHHELD	314		314
COLORADO SIT WITHHELD	1,230		1,230
MEDICARE PAYABLE		411	411
OASDI PAYABLE		314	314

FIT WITHHELD	189,622		189,622	January 24, 2003
MEDICARE WITHHELD	7,730		7,730
OASDI WITHHELD	2,631		2,631
COLORADO SIT WITHHELD	24,409		24,409
MEDICARE PAYABLE		7,730	7,730
OASDI PAYABLE		2,631	2,631

FIT WITHHELD	(74,572)		(74,572	February 7, 2003
MEDICARE WITHHELD	173		173
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	528		528
MEDICARE PAYABLE		173	173
OASDI PAYABLE		203	203

FIT WITHHELD	5,100		5,100	February 21, 2003
MEDICARE WITHHELD	282		282
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	867		867
MEDICARE PAYABLE		282	282
OASDI PAYABLE		203	203

FIT WITHHELD	3,029		3,029	March 7, 2003
MEDICARE WITHHELD	173		173
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	528		528
MEDICARE PAYABLE		173	173
OASDI PAYABLE		203	203

FIT WITHHELD	5,100		5,100	March 21, 2003
MEDICARE WITHHELD	282		282
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	867		867
MEDICARE PAYABLE		282	282
OASDI PAYABLE		203	203

	176,066	12,806	188,872

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

2Q03

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid

FIT WITHHELD	2,006		2,006	April 4, 2003
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203

FIT WITHHELD	4,070		4,070	April 18, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

FIT WITHHELD	2,006		2,006	May 2, 2003
MEDICARE WITHHELD	203		203
OASDI WITHHELD	131		131
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		203	203
OASDI PAYABLE		131	131

FIT WITHHELD	4,070		4,070	May 16, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

FIT WITHHELD	2,006		2,006	May 30, 2003
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203

FIT WITHHELD	2,006		2,006	June 13, 2003
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203

FIT WITHHELD	3,744		3,744	June 27, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

	26,347	2,663	29,010

Rhythms NetConnections Inc.

Schedule of Payroll Taxes

3Q03

Description	Payroll Tax Withheld	Payroll Tax Incurred	Payroll Tax Paid

FIT WITHHELD	2,006		2,006	July 11, 2003
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203

FIT WITHHELD	4,070		4,070	July 25, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

FIT WITHHELD	2,006		2,006
MEDICARE WITHHELD	203		203
OASDI WITHHELD	131		131
COLORADO SIT WITHHELD	394		394	August 8, 2003
MEDICARE PAYABLE		203	203
OASDI PAYABLE		131	131

FIT WITHHELD	4,070		4,070	August 22, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

FIT WITHHELD	2,006		2,006	September 5, 2003
MEDICARE WITHHELD	131		131
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	394		394
MEDICARE PAYABLE		131	131
OASDI PAYABLE		203	203

FIT WITHHELD	4,070		4,070	September 19, 2003
MEDICARE WITHHELD	240		240
OASDI WITHHELD	203		203
COLORADO SIT WITHHELD	733		733
MEDICARE PAYABLE		240	240
OASDI PAYABLE		203	203

	23,938	2,329	26,266

Rhythms NetConnections

Schedule of Tax Payments

Transactional Tax, Property Tax, Other

1Q2003

Payment Date	VENDOR NAME	Tax Type	Jan-03	Feb-03	Mar-03	Total

30-Jan-03	NEW JERSEY DEPARTMENT OF LABOR	Payroll Tax	1,885.39			1,885.39
						—
						—
						—
						—
						—

			$1,885.39	$—	$—	$1,885.39